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                                                                    Exhibit 12.1

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
STATEMENT RE COMPUTATION OF EARNINGS TO FIXED CHARGES

                                    THREE MONTHS
                                        ENDED                         FISCAL YEAR
                                    -------------        ---------------------------------------
                                    JULY 27, 2003        2003             2002              2001
                                    -------------        ----             ----              ----

                                                      (IN MILLIONS, EXCEPT RATIO)
 EARNINGS:
 Consolidated pre-tax income
   (loss)                            $      22.5      $     201.1      $     261.9      $     (29.3)
 Interest expense                           30.0             45.3               --               --
 Interest portion of rent
   expense(a)                                5.6             15.7              4.1              1.7
                                     -----------      -----------      -----------      -----------
               Earnings (loss)       $      58.1      $     262.1      $     266.0      $     (27.6)
                                     ===========      ===========      ===========      ===========

 FIXED CHARGES:

 Interest expense                    $      30.0      $      45.3      $        --      $        --
 Interest portion of rent
   expense(a)                                5.6             15.7              4.1              1.7
                                     -----------      -----------      -----------      -----------
               Fixed charges         $      35.6      $      61.0      $       4.1      $       1.7
                                     ===========      ===========      ===========      ===========

 FIXED CHARGE RATIO:
 Ratio of earnings to fixed
   charges                                  1.6x             4.3x            64.9x              n/a
 Deficiency of earnings to
   cover fixed charges               $        --      $        --      $        --      $      29.3

(a) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period.